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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Date of Report: December 15, 2000

                             VISUAL DATA CORPORATION
                             -----------------------
             (Exact name of registrant as specified in its charter)

    FLORIDA                      000-22849                        65-0420146
---------------                 -----------                     --------------
(State or other                 (Commission                     (IRS Employer
jurisdiction of                 File Number)                    Identification
incorporation)                                                      Number)

                              1291 S.W. 29th Avenue
                          Pompano Beach, Florida 33068
                          ----------------------------
                   (Address of executive offices and Zip Code)

Registrant's telephone number, including area code: (954) 917-6655 not applicable
                                 --------------
          (Former name or former address, if changed since last report)



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Item 5.       Other Event

       On December 8, 2000 Visual Data Corporation ("Visual Data") sold an aggregate of $2,040,000 principal amount of 6% Convertible Debentures to two unaffiliated third parties in a transaction exempt from registration under the Securities Act of 1933 in reliance on Section 4(2) and Regulation D promulgated under such act.

       The Convertible Debentures mature on December 8, 2003 and are convertible, in whole or in part, at the option of the holders into shares of Visual Data's common stock at a conversion price equal to the lesser of (i) $2.13 per share, or (ii) 90% of the average of the three lowest closing bid prices for the 20 trading days prior to conversion (the "variable conversion price"). The conversion price of the Convertible Debentures shall not be less than $.90 per share; provided that this floor price will be reset to 50% of the variable conversion price on December 8, 2001.

       In conjunction with this transaction, Visual Data has issued the purchasers (i) a one year warrant to purchase an aggregate of 500,000 shares of its common stock at an exercise price of $4.00 per share, and (ii) a five year warrant to purchase an aggregate of 200,000 shares of its common stock at an exercise price of $2.13 per share (collectively, the "Warrants").

       Commencing on the effective date of the registration statement hereinafter described, Visual Data has the right to sell to the purchasers an additional $1,000,000 principal amount of Convertible Debentures and five year warrants to purchase an additional 50,000 shares of its common stock, the conversion price and exercise price of which shall be identical to those described above. In addition, if this first put right shall have occurred and the Total Dollar Volume (as defined in the Purchase Agreement) shall have exceeded $400,000, during the period commencing 90 days from the closing of the first put right and ending on December 8, 2001, Visual Data shall have the right to sell to the purchasers an additional $1,000,000 principal amount of Convertible Debentures and five year warrants to purchase an additional 50,000 shares of its common stock, the conversion price and exercise price of which shall be equal to the market price of Visual Data's common stock on the second put closing date. In each of the first put right and second put right, the obligation of the purchasers to purchase these securities is several and not joint, and shall be allocated pro rata based upon the amount of Convertible Debentures and Warrants purchased pursuant to the Purchase Agreement.

       Under the terms of the Purchase Agreement, Visual Data is obligated to prepare and file a registration statement on Form S-3 by the later of (i) 30 days from the closing date, or (ii) 10 days after the filing of its annual report on Form 10-KSB, or (iii) January 24, 2001 registering the resale of the shares of common stock underlying the Convertible Debentures and the Warrants. The Company shall use its best efforts to have such registration statement declared effective by 90 days from the closing date (in the event the



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registration statement is not reviewed by the SEC) or 150 days from the closing date (in the event such a review takes place). In the event the registration statement is not declared effective by such applicable date, Visual Data will incur a penalty of 2% per month (in the form of a decreased conversion price) until such registration statement is effective; provided, however, that this penalty will not exceed 16% if the purchasers are able to resell the common stock under the provision of Rule 144 promulgated under the Securities Act of 1933.

       Visual Data has also granted the purchasers certain rights of first refusal as it relates to private equity or equity related transactions, and has agreed to certain other limitations regarding the issuance of securities at prices less than the conversion prices described above.

       The foregoing summary of the Purchase Agreement, Convertible Debentures and Registration Rights Agreement are qualified in their entirety by reference to these documents which are filed as exhibits hereto.

Item 7:       Financial Statements, Pro Forma Financial Statements and Exhibits

              (c)    Exhibits.

Exhibit No.                        Description

4.1 Form of 6% Convertible Debenture in the principal amount of $1,040,000 due December 8, 2003

4.2 Form of 6% Convertible Debenture in the principal amount of $1,000,000 due December 8, 2003

4.3                  Form of one year Common Stock Purchase Warrant

4.4                  Form of five year Common Stock Purchase Warrant

10.1                 Purchase Agreement

10.2                 Registration Rights Agreement



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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2000                      By: /s/ Randy S. Selman
                                                 -------------------------------
                                                 Randy S. Selman, President





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